FOR IMMEDIATE RELEASE Contact: Rob Jorgenson

April 22, 2008 724-465-5448

S&T Bancorp Inc. Announces Appointment of New CEO,
Other Senior Executives

- Bank Taps President, Chief Operating Officer to Assume Top Position
during a Period of Expansion -

Indiana, Pennsylvania - S&T Bank (NASDAQ: STBA), a full-service financial institution with branch locations in 10 Pennsylvania counties, is pleased to announce the appointment of Todd D. Brice as S&T Bank's new chief executive officer (CEO). The bank made the official announcement following the Annual Shareholders Meeting on April 21, 2008. Brice, who had been serving as S&T Bank's president and chief operating officer, succeeds James C. Miller, CEO, who is retiring.

"I can think of no other person more suited to take on the task of leading S&T Bank at this important time in its history," noted Miller, who will continue to serve as board chairman and as a director for the bank. "Todd's extensive experience and his deep understanding of S&T Bank's culture will be an ongoing asset for the bank's shareholders, customers, and employees."

A seasoned banking professional, Brice has been an S&T Bank employee for 24 years and serves as a member of the S&T Bancorp, Inc. Board of Directors. Prior to his current leadership roles, Brice served as executive vice president of commercial lending.

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S&T Bancorp Inc. Announces Appointment of New CEO,
Other Senior Executives (cont.)

- Bank Taps President, Chief Operating Officer to Assume Top Position
during a Period of Expansion -

Brice's ascension to the role of CEO at S&T Bank comes at a time when the bank is poised to expand its footprint with the acquisition of Irwin Bank (pending approval).

"I have devoted my entire career to serving S&T Bank, and I am honored to be taking on this new and important role as S&T Bank prepares for growth and expansion. It will be a privilege to lead such an outstanding group of banking professionals," noted Brice. "Since its founding more than a century ago, S&T Bank has been serving the banking needs of western Pennsylvania. We believe in building relationships based on trust, confidence and performance, and that is something that will remain constant."

Brice is a member of the board of directors for the Pittsburgh branch of the Federal Reserve Bank of Cleveland. An active member of the community, Brice currently serves as a member of the board of directors for the Indiana Regional Medical Center and has served as a board member for the Indiana County YMCA. He earned his B.A. in business administration from Grove City College in Grove City, PA. Brice has also completed a three-year program through the Graduate School of Banking at the University of Wisconsin in Madison, WI. Todd Brice lives in Indiana, PA with his wife Lonie and daughters Katie and Kristin.

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S&T Bancorp Inc. Announces Appointment of New CEO,
Other Senior Executives (cont.)

- Bank Taps President, Chief Operating Officer to Assume Top Position
during a Period of Expansion -

S&T Bank is also pleased to announce the appointment of the following individuals to other senior leadership positions within the organization:

  Ed Hauck has been promoted to chief operating officer (COO) in addition to his role as senior executive vice president of retail banking.
  Bob Rout has been promoted to chief administrative officer (CAO) in addition to his roles as senior executive vice president and chief financial officer (CFO).
  David Antolik has been promoted to senior executive vice president and chief lending officer.
  Mark Kochvar has been promoted to executive vice president and treasurer.
  Michelle Petrovsky has been promoted to executive vice president in the commercial lending department.

In addition, the following individuals will continue to serve as executive vice presidents for S&T Bank:

  Tony Kallsen, executive vice president and chief credit officer (CCO)
  Tom Kiral, executive vice president and president of S&T Insurance Group
  Malcolm Polley, executive vice president, Wealth Management Group
  David Ruddock, executive vice president, operations
  Gregor Young, executive vice president, Wealth Management Group

- more -

S&T Bancorp Inc. Announces Appointment of New CEO,
Other Senior Executives (cont.)

- Bank Taps President, Chief Operating Officer to Assume Top Position
during a Period of Expansion -

About S&T Bank

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 46 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.5 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market under the symbol STBA. For more information, visit stbank.com.